ITEM 77Q(a1): Amendment to Declaration of Trust


MUNICIPAL SECURITIES INCOME TRUST
Amendment No. 16
DECLARATION OF TRUST
As dated August 6, 1990

	This Declaration of Trust is amended as follows:

	Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

	Section 1.  Name.

	This Trust shall be known as Federated Municipal Securities Income Trust.

	Strike Section 2(b) of Article I from the Declaration of Trust and substitute in its place the following:

		(b)  The "Trust" refers to Federated Municipal Securities Income Trust;
	  Strike the first paragraph of Section 5 of Article III from the
          Declaration of Trust and substitute in its place the following:

	"Section 5. Establishment and Designation of Series or Class. Without limiting the authority of the Trustees set forth in Article XII, Section 8, inter alia, to establish and designate any additional Series or Class or to modify the rights and preferences of any existing Series or Class, the Series and Classes of the Trust are established and designated as:
			Federated California Municipal Income Fund
				Class A Shares
				Class B Shares
			Federated Michigan Intermediate Municipal Trust Federated New York Municipal Income Fund
				Class A Shares
			Federated North Carolina Municipal Income Fund
				Class A Shares
			Federated Ohio Municipal Income Fund
				Class F Shares
			Federated Pennsylvania Municipal Income Fund
				Class A Shares
				Class B Shares"

	Insert the following as Section 9 of Article XII of the Declaration of
Trust:

Section 9. Use of Name. The Trust acknowledges that Federated Investors has reserved the right to grant the non-exclusive use of the name "Federated" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust or owe or more Series or Classes any right to use of the name "Federated".

	The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 20th day of May, 1999.

	WITNESS the due execution hereof this 20th day of May, 1999.



/s/ John F. Donahue		/s/ Edward L. Flaherty, Jr.
John F. Donahue	Edward L. Flaherty, Jr.

/s/ Thomas G. Bigley, Jr.		/s/ Peter E. Madden
Thomas G. Bigley, Jr.	Peter E. Madden

/s/ John T. Conroy, Jr.		/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis		/s/ John E. Murray, Jr.
Nicholas P. Constantakis	John E. Murray, Jr.

/s/ William J. Copeland		/s/ Wesley W. Posvar
William J. Copeland	Wesley W. Posvar

		/s/ Marjorie P. Smuts
James E. Dowd	Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.


ITEM 77Q(a2): Amendment to Declaration of Trust


MUNICIPAL SECURITIES INCOME TRUST
Amendment No. 17
DECLARATION OF TRUST
As dated August 6, 1990

	Effective immediately, this Declaration of Trust is amended as follows:

	Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

	Section 1.  Name.

	This Trust shall be known as Municipal Securities Income Trust.

	Strike Section 2(b) of Article I from the Declaration of Trust and substitute in its place the following:

		(b) The "Trust" refers to Municipal Securities Income Trust; Strike Section 9 of Article XII of the Declaration of Trust.

Effective October 1, 1999:

	Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

	Section 1.  Name.

	This Trust shall be known as Federated Municipal Securities Income Trust.

	Strike Section 2(b) of Article I from the Declaration of Trust and substitute in its place the following:

		(b)  The "Trust" refers to Federated Municipal Securities Income Trust;

	Insert the following as Section 9 of Article XII of the Declaration of
Trust:



Section 9. Use of Name. The Trust acknowledges that Federated Investors has reserved the right to grant the non-exclusive use of the name "Federated" or any derivative thereof to any other investment company, investment company portfolio, investment adviser, distributor, or other business enterprise, and to withdraw from the Trust or owe or more Series or Classes any right to use of the name "Federated".

	The undersigned President and Secretary hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 20th day of May, 1999.

	WITNESS the due execution hereof this 1st day of June, 1999.


/s/ Richard B. Fisher		/s/ John W. McGonigle
Richard B. Fisher, President		John W. McGonigle, Secretary






4